Exhibit 99.1
Sera Prognostics Announces Retirement of President and CEO Dr. Greg Critchfield and Appointment of Board Member Zhenya Lindgardt as Interim CEO
SALT LAKE CITY, UT – May 15, 2023 – Sera Prognostics Inc., The Pregnancy Company® (NASDAQ: SERA), focused on improving maternal and neonatal health by providing innovative pregnancy biomarker information to doctors and patients, today announced the retirement of the Company's President and CEO, Gregory C. Critchfield, M.D., M.S. Dr. Critchfield is retiring after 12 years of dedicated and valuable service to the Company. Dr. Critchfield plans to step down from his executive role effective June 8, 2023, to pursue other activities. Zhenya Lindgardt, a member of the Company’s Board of Directors, will succeed Dr. Critchfield, as Interim CEO & President. Kim Kamdar, Ph.D., a member of the Board, has been appointed as Chair of the Board. Dr. Critchfield continues his service as a member of the Board.
“On behalf of Sera Prognostics’ Board of Directors, I want to express our deep appreciation for all that Greg has done to lead Sera from its inception to its important role today in protecting mothers and babies with its PreTRM® pregnancy test as well as a pipeline of other potentially ground-breaking pregnancy-related test products,” said Dr. Kamdar. “Greg has been a remarkable leader, and we look forward to his continued participation as a member of the Board of Directors. We are also grateful to Zhenya Lindgardt for her forthcoming leadership, and we believe her significant experience in leading high-growth organizations will, for the interim, help shape the Company’s strategy and operations in the next exciting phase in the Company’s development.”
“Sera is well positioned to be a leading provider of solutions to improve the well-being of mothers and babies with its PreTRM test and other valuable pregnancy predictions in its robust pipeline,” said Dr. Critchfield. “With these and other accomplishments in place after 12 years with the Company, this is the right time in Sera’s history and development for me to help transfer the leadership of Sera into Zhenya’s capable hands to drive Sera’s growth to the next level. I am excited to work with Zhenya and the board as we move forward.”
“At this juncture, given positive AVERT data and the potential for the PRIME data to foster additional volume growth for PreTRM, I am excited to step into an operating leadership role in the Company to support Sera in this next stage of bringing Sera’s products to market. With so many unmet needs of mothers and babies across the globe, the opportunities to make an impact are tremendous,” said Zhenya Lindgardt.
Ms. Lindgardt currently serves as Chief Executive Officer of The Commons Project Foundation, a non-profit public trust established with support from the Rockefeller Foundation. Previously, Ms. Lindgardt served as Vice President of Platform and Customer Engagement of the Executive Team at Uber Technologies Inc., a publicly traded mobility, transportation and delivery solutions company. Prior to that role, Ms. Lindgardt served in a variety of positions, including as a Senior Partner and Managing Director for 19 years with The Boston Consulting Group, a global consulting company.

About Sera Prognostics, Inc.
Sera Prognostics is a leading health diagnostics company dedicated to improving the lives of women and babies through precision pregnancy care. Sera’s mission is to provide early, pivotal pregnancy information to improve the health of mothers and newborns, resulting in reductions in the costs of healthcare delivery. Sera has a robust pipeline of innovative diagnostic tests focused on the early prediction of preterm birth risk and other complications of pregnancy. Sera’s precision medicine PreTRM® Test reports to a physician the individualized risk of spontaneous premature delivery in a pregnancy, enabling earlier proactive interventions in women with higher risk. Sera Prognostics is located in Salt Lake City, Utah.
About Preterm Birth
Preterm birth is defined as any birth before 37 weeks’ gestation and is the leading cause of illness and death in newborns. The 2022 March of Dimes Report Card shows that, for the last four consecutive years, more than one in ten infants is born prematurely. Prematurity is associated with a significantly increased risk of major long-term medical complications, including learning disabilities, cerebral palsy, chronic respiratory illness, intellectual disability, seizures, and vision and hearing loss, and can generate significant costs throughout the lives of affected children. The annual health care costs to manage short- and long-term complications of prematurity in the United States were estimated to be approximately $25 billion for 2016.
About the PreTRM® Test
The PreTRM® Test is the only broadly validated, commercially available blood-based biomarker test that provides an early, accurate and individualized risk prediction for spontaneous preterm birth in asymptomatic singleton pregnancies. The PreTRM® Test measures and analyzes proteins in the blood that are highly predictive of preterm birth. The PreTRM® Test permits physicians to identify, during the weeks 18 through 20 of pregnancy, which women are at increased risk for preterm birth and its complications, enabling more informed, personalized clinical decisions based on each woman’s individual risk. The PreTRM® Test is ordered by a medical professional.
Sera Prognostics, the Sera Prognostics logo, The Pregnancy Company, and PreTRM are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States and/or other countries.
Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Dr. Critchfield’s retirement from his positions as President and CEO of the Company, and his continuation as a director; Dr. Kamdar’s appointment as Chair of the Board; Ms. Lindgardt’s appointment as interim CEO & President of the Company; the Company’s pipeline of other potentially ground-breaking pregnancy-related test products; the potential for the PRIME data to foster additional volume growth for PreTRM; and the company’s strategic directives under the caption “About Sera Prognostics, Inc.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: net losses, cash generation, and the potential need to raise more capital; revenues from the PreTRM Test representing substantially all Company revenues to date; the need for broad scientific and market acceptance of the PreTRM Test; a concentrated number of material customers; our ability to introduce new products; potential competition; our proprietary biobank; critical suppliers; the COVID-19 pandemic and its potential lingering impact on our operations, as well as the business or operations of third parties with whom we conduct business; estimates of total addressable market opportunity and forecasts of market growth; potential third-party payer coverage and reimbursement; new reimbursement methodologies applicable to the PreTRM Test, including new CPT codes and payment rates for those codes; changes in FDA regulation of laboratory-developed tests; the intellectual property rights protecting our tests and market position; and other factors discussed under the heading “Risk Factors” contained in our Final Prospectus on Form S-1, which was filed with the Securities and Exchange Commission on July 14, 2021, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.
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